Exhibit 99.1

AITX's RAD-R Lands Major Online and In-Store Retailer for RADCam, the World's First Talking Security Camera

RAD-R Expands Distribution with First Major Retailer as Demand for RADCam Surges

Detroit, Michigan, February 19, 2025 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCPK:AITX), along with its subsidiary Robotic Assistance Devices Residential, Inc. (RAD-R), today announced that RAD-R has received an initial stocking order for RADCam™, the world's first talking security camera, from a leading retailer with both online and brick-and-mortar operations. This marks RAD-R's continued expansion in online sales, following its presence on Amazon and Walmart.com, while also securing its first placement with a traditional in-store retailer.

Artist's depiction of a young couple shopping for a RADCam at a major consumer electronics retail store.

This milestone strengthens RAD-R's market presence, bringing RADCam to a broader consumer base. The retailer, known for its extensive selection of technology products and commitment to serving both professionals and everyday users, will now offer RADCam through its online platform and physical store locations. This expansion enhances accessibility for customers seeking advanced security solutions with interactive capabilities.

"We are thrilled to see RAD-R's reach expand with our first major retail partnership," said Steve Reinharz, CEO/CTO of AITX and RAD-R. "RADCam's current and upcoming feature set is so beneficial, we see more retailers jumping onboard in the coming months."

The name of the retailer is expected to be announced at a later date as final preparations are completed. Meanwhile, RADCam units will begin shipping immediately to fulfill the initial stocking order, ensuring availability for customers both online and in-store.

Also today, RAD-R released Version 15 of the RADCam app for both Android and iOS users. This latest update delivers significant enhancements to features, performance, and overall functionality, further elevating the user experience and expanding RADCam's capabilities.

"We're just getting started," added Steve Danelon, President of RAD-R. "This initial stocking order is a major step forward, and we anticipate more distributors and retailers joining our growing network of channel partners. The momentum behind RADCam continues to build, and we're excited to bring this breakthrough technology to even more customers."

For more information or to get a RADCam for your home, please visit www.radcam.ai.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz